                                                                  Execution Copy


                              AMENDMENT NUMBER 4
                                    TO THE
                        POOLING AND SERVICING AGREEMENT



               THIS AMENDMENT NUMBER 4 TO THE POOLING AND SERVICING AGREEMENT, dated as of April 24, 1998, (this "Amendment") is among CAPITAL ONE BANK, a
                                   ---------
Virginia banking corporation, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated as of
                 -------
September 30, 1993, between the Seller, the Servicer and the Trustee (as amended, supplemented and in effect on the date hereof, the "Pooling and
                                                             -----------
Servicing Agreement").
-------------------


                                   RECITALS

               WHEREAS, Capital One Bank wishes to amend certain provisions of the Pooling and Servicing Agreement as provided herein in accordance with
Section 13.01(a) of the Pooling and Servicing Agreement;

               NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

               SECTION 1.  Definitions.  Capitalized terms used herein and not
                           -----------
otherwise defined herein shall have the meanings specified in the Pooling and Servicing Agreement.

               SECTION 2.  Amendment of Section 1.01.
                           -------------------------

               (a) The definition of "Bank Certificate" in Section 1.01 of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

                    "Bank Certificate" shall mean, if the Bank or any Additional
                     ----------------
               Seller elects to evidence its interest in the Seller's Interest in certificated form pursuant to Section 6.01, a certificate executed by the Bank or any Additional Seller, as the case may be, and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with Section 2.08(f).

               (b)  The definition of "Certificateholder" or "Holder" in Section
1.01 of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

                    "Certificateholder"  or "Holder" shall mean an Investor
                     -----------------       ------
               Certificateholder, a Person in whose name the Seller' Certificate is registered in the Certificate Register, or any Person owning any part of an uncertificated interest in the Seller's Interest.

               SECTION 3.  Amendment of Section 2.07(c).  Section 2.07(c) of
                           ----------------------------
the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

                    (c)  Seller's Interest.  Except for the conveyances
                         -----------------
               hereunder, in connection with any transaction permitted by
               Section 7.02 or 7.05 and as provided in Sections 2.08(f) and 6.03, the Seller agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Seller's Interest, whether represented by the Bank Certificate or any Supplemental Certificate or by any uncertificated interest in the Seller's Interest, and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void; provided, however, that
                                                     --------  -------
               nothing in this Section 2.07(c) shall prevent the owner of an interest in the Seller's Interest, whether uncertificated or represented by a certificate, from granting to an Affiliate a participation interest or other beneficial interest in the rights to receive cash flows related to the Seller's Interest, if (i) such interest does not grant such Affiliate any rights hereunder or delegate to such Affiliate any obligations or duties hereunder and (ii) the transferor of such interest obtains the prior written consent of the Bank and (iii) after giving effect to such transfer, the interest in the Seller's Interest owned directly by the Bank represents an undivided ownership interest in two percent (2.0%) or more of the Trust Assets.

               SECTION 4.  Amendment of Section 2.08(f).  Section 2.08(f) of
                           ----------------------------
the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

                    (f)  Additional Sellers.  The Bank may designate Affiliates
                         ------------------
               of the Bank to be included as Sellers ("Additional Sellers") under this Agreement by an amendment hereto pursuant to Section 13.01(a). If the Bank elects to have its interest in the Seller's Interest evidenced by a certificate as provided in Section 6.01 hereof, then in connection with such designation, the Bank shall surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate modified to reflect such Additional Seller's interest. If the Bank elects to have its interest in the Seller's Interest be uncertificated as provided in Section 6.01, the Bank shall instruct the Trustee in writing to register the Additional Seller as the owner of the appropriate interest in the Seller's Interest on the books and records of the Trust. Prior to any such designation of an Additional Seller and, if applicable, exchange of certificates, the conditions set forth in section 6.03(c) or (d) as applicable, shall have been satisfied.

               SECTION 5.  Amendment of Section 2.11(b).  Section 2.11(b) of
                           ----------------------------
the Pooling and Servicing Agreement shall be amended by deleting the clause (ii) of the first sentence thereof in its entirety and inserting in its place the following:

               (ii) pay to the Holder of the Seller's Certificate, and if any owner of an interest in the Seller's Interest elects to have such interest be uncertificated as provided in Section 6.01 hereof, then to the owner of such uncertificated interest in Seller's Interest, the balance of such Discount Option Receivables Collections.

               SECTION 6.  Amendment of Section 4.01.  Section 4.01 of the
                           -------------------------
Pooling and Servicing Agreement shall be amended by deleting the second sentence thereof in its entirety and inserting in its place the following:

               The Seller's Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Seller on behalf of all of the holders of the Seller's Certificate (the "Seller's Interest"); provided, however, that if
                                                      --------  -------
               the Bank or any Additional Seller elects to have its interest in the Seller's Interest be uncertificated as provided in Section
               6.01 hereof, then such uncertificated interest, together with any Seller's Certificate, shall represent the "Seller's Interest"; provided further, that the Seller's Certificate, or any
               -------- -------
               uncertificated interest in the Seller's Interest, shall not represent any interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement; provided further that the foregoing shall not be
                           ----------------
               construed to limit the Trustee's obligations to make payments to the Seller and the Servicer as and when required under this Agreement and any Supplement.

               SECTION 7.  Amendment of Section 6.01.  Section 6.01 of the
                           -------------------------
Pooling and Servicing Agreement shall be amended by deleting the second sentence thereof in its entirety and inserting in its place the following:

               The Bank or any Additional Seller may elect at any time, by written notice to the Trustee, to have its interest in the Seller's Interest be (i) an uncertificated interest or (ii) evidenced by a certificate. If the Bank or any Additional Seller elects to have its interest in the Seller's Interest be uncertificated, it shall deliver to the Trustee for cancellation any Bank Certificate previously issued. If the Bank or any Additional Seller elects to have its interest in the Seller's Interest be evidenced by a certificate, the Bank Certificate will be issued in registered form, substantially in the form of Exhibit A and shall upon issue be executed and delivered by the Bank to the Trustee for authentication and redelivery as provided in Section 6.02. The Trustee shall keep with the books and records of the Trust a register, in book-entry form, of each Person owning any uncertificated interest in the Seller's Interest.

               SECTION 8.  Amendment of Section 6.03(c).
                           ----------------------------

               (a) Section 6.03(c) of the Pooling and Servicing Agreement shall be amended by deleting the first word "The" in the first sentence thereof and inserting in its place the following:

               If the Bank or any Additional Seller elects to have its interest in the Seller's Interest evidenced by a certificate as provided in Section 6.01 hereof, then the

               (b) Section 6.03(c) of the pooling and Servicing Agreement shall be further amendment by adding the following after the last sentence thereof:

               If the Bank or any Additional Seller elects to have its interest in the Seller's Certificate be uncertificated, then it may surrender such interest in exchange for a Supplemental Certificate in accordance with the requirements and subject to the satisfaction of the conditions in this Section 6.03(c), and will instruct the Trustee in writing to register such exchange on the books and records of the Trust.

                    Notwithstanding anything in this Agreement to the contrary and subject to the related Supplement, any Holder of a Supplemental Certificate that is an Affiliate of the Bank may elect at any time, by written notice to the Trustee, to have its interest in the Seller's Interest be (i) an uncertificated interest or (ii) evidenced by a certificate. If the Holder of a Supplemental Certificate elects to have its interest in the Seller's Interest be uncertificated, it shall deliver to the Trustee for cancellation any Supplemental Certificate previously issued and the Trustee make the appropriate entry in the books and records of the Trust registering such uncertificated interest in the Seller's Interest. If the owner of any such uncertificated interest elects to have its interest in the Seller's Interest be evidenced by a certificate, a Supplemental Certificate will be issued in registered form and in the form provided in the related Supplement.

               SECTION 9.  Amendment of Section 12.03.  Section 12.03 of the
                           --------------------------
Pooling and Servicing Agreement shall be amended by deleting the first sentence thereof in its entirety and inserting in its place the following:

               Upon the termination of the Trust pursuant to Section 12.01 and, if any part of the Seller's Interest is then evidenced by a certificate, the surrender of such part the Seller's Certificate, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b).

               SECTION 10.  Effectiveness.  The amendments provided for by this
                            -------------
Amendment shall become effective on the date that each of the following events occur:

               (a) The Seller shall have delivered to the Trustee and each provider of Series Enhancement an Officer's Certificate of the Seller stating that the Seller reasonably believes that the execution and delivery of this Amendment will not, based on the facts known to such officer at such time, have a material adverse effect on the interests of the Certificateholders.

               (b) The Seller shall have received from each Rating Agency written confirmation that the execution and delivery of this Amendment will not have a Ratings Effect and shall have delivered copies of each such confirmation to the Servicer and the Trustee.

               (c) The Servicer shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel as to the matters specified in Exhibit H-1 to the Pooling and Servicing Agreement with respect to this Amendment.

               (d) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

               (e) Each requirement of any Series Enhancement agreement applicable to amendment of the Pooling and Servicing Agreement shall have been satisfied.

               SECTION 11.  Pooling and Servicing Agreement in Full Force and
                            -------------------------------------------------
Effect as Amended.  Except as specifically amended hereby, all of the terms and
-----------------
conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

               SECTION 12.  Counterparts.  This Amendment may be executed in
                            ------------
any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

               SECTION 13.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY
                            -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              CAPITAL ONE BANK,
                              Seller and Servicer


                              By:___________________________
                                 Name:
                                 Title:



                              THE BANK OF NEW YORK,
                              Trustee


                              By:___________________________
                                 Name:
                                 Title:



 [Signature Page to Amendment Number 4 to the Pooling and Servicing Agreement]